EXHIBIT 21



                           SUBSIDIARIES


The following is a list of the subsidiaries of Mark IV Industries, Inc. ("the Company") at May 8, 2000. Except as otherwise indicated, the names of indirectly-owned subsidiaries are indented under the names of their immediate parent.

Dayco Products, Inc. (Delaware)
    Controladora Dayco SA de C.V. (Mexico)
          Dayco Products S.A. de C.V. (Mexico)
    Mark IV Luxembourg Sarl (Luxembourg)
          Dayco Europe SrL (Italy)
             Dayco SACIC S.A. (Belgium)
             Dayco PTI S.A. (Spain)
             Dayco PTI GmbH (Germany)
             Lunkoflex Iberica S.A. (Spain)
             Lombardini SrL (Italy)
               Lombardini UK Limited (UK)
               Lombardini Motoren GmbH (Germany)
               Anonima Construzione Motori Endotermici-A.C.M.E. S.P.A.
                  ACME Motori S.A.- Ltd (South Africa) (15.07% ownership)
               Lombardini Marine S.p.A. (Italy)
               Lombardini Espana S.A. (Spain)
          Mark IV Ireland Limited (Ireland)
               Mark IV Industries Ireland Limited (Ireland)
    Mark IV (Gibraltar) Limited (Gibraltar) (100% owned in the aggregate, by Dayco Products, Inc. and Former Clean Air Holding Co., Inc.) Mark IV Automotive AB (Sweden)
               Dayco Sweden AB (Sweden)
    Mark IV Automotive Pty Ltd. (Australia)
    Dayco Products Singapore Pte. Ltd (Singapore)
    Imperial Eastman LLC (Delaware)
    J.I.T. Industries, Inc.(Florida)
    J.I.T. Industries of TN, Inc.(Tennessee)
    J.I.T. Industries of TX, Inc.(Texas)
    Dayco Distributing, Inc. (Kentucky)
    Woods Liquidating Corporation (Delaware)
    Mark IV Holdings S.a.R.L.(Luxembourg)
          Mark IV Holdings B.V.(The Netherlands)
             Mark IV Industries Canada Corp. (Canada)
               Mark IV Industries Limited (Canada)
                   F-P Technologies Holding Corp. (Delaware) (100% owned, in the aggregate by the Company and Mark IV Industries Ltd.)



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               Mark IV Air Intake Systems Partnership (Canada) (100% owned in the aggregate by Mark IV Industries Canada Corp. and Mark IV Systemes Moteurs S.A.)
          Mark IV Finance LTD (Canada)
    Mark IV Holdings, S.A. (Belgium)
    Pietranera S.r.L. (Italy) (100% owned, in the aggregate, by the Company and Armtek International Holding Company, Inc.)
    Mark IV Pay Agent, Inc. (Delaware)
    Mark IV Holding AG (Switzerland)
      F-P Displays AG (Switzerland)
    F-P Displays, Inc. (Massachusetts)
    Mark IV France S.A.S. (France)
       Dayco Europe S.A.R.L. (France)
          Mark IV Systemes Moteurs SA (France)
       Gulton S.A. (France)
       SLE  S.A.R.L. (France)
       Lombardini France S.A. (France) (99.99% ownership)
          Genelec S.A. (France)(99.99% ownership)
    Luminator Holding L.P. (Delaware) (100% owned, in the aggregate, by the Company and Woods Liquidating Corporation)
       Luminator Service, Inc. (New York)
    Mark IV IVHS, Inc. (Delaware)
    Mark IV Holdings Inc. (Delaware)
       Mark IV Industries Overseas, Ltd. (Barbados)
    Mark IV PLC (United Kingdom)
       Mark IV Ventures Ltd (United Kingdom)
    K/G of Amherst, Inc. (Delaware)
    Automatic Signal/Eagle Signal Corp.(Delaware)
    Mark IV Automotive do Brasil Ltda. (Brasil) (100% owned, in the aggregate, by the Company and Dayco Europe SrL)
       Daytec LTDA. (Brazil)
       Techold Ltda (Brazil)
          Tecalon Brasileira de Auto Pecas S.A. (Brazil) (100% owned in the aggregate by Techold Ltda. and Mark IV Auto do Brazil Ltda.)
       Dayco do Brasil Industria E Comercio Ltda. (Brazil) (99.9% ownership) Pedeiras Empreendimentos e Participacoes S.A.(Brazil)
    Dayco Argentina S.A. (Argentina) (100% owned, in the aggregate, by the
       Company and Dayco Europe SrL)
    Aerospace Sub, Inc. (Delaware)
    NRD, LLC (Delaware)
    Former Clean Air Holding Co., Inc. (Delaware)
      Motor Components, LLC (Delaware)
      Mantronics Limited (United Kingdom)
         Dayco Europe Ltd (United Kingdom)
            Dayco PTI Ltd (United Kingdom)
            Caplugs Ltd (United Kingdom) (50% ownership)
    Mark IV Automotive, Inc.(Delaware)
    Former Greensboro Manufacturing Co,Inc.
    Former Henderson Manufacturing Co, Inc.
    Facet Fuel Systems, Inc. (Delaware)
  Mark IV Industries GmbH (Germany)
    Mark IV Vertriebs GmbH (Germany)
    Dayco Europe GmbH (Germany) (100% owned, in the aggregate, by Mark IV
      Industries GmbH and Mark IV Industries Canada Corp.)
    Mark IV Audio Deutschland GmbH (Germany)
  Armtek International Holding Company, Inc. (Delaware)
    Dayco Pacific Pty. Limited (Australia) (100% owned, in the aggregate, by
      Armtek Int'l Holding Company,Inc. and Dayco Products, Inc.)
          Rubicon Industrial (Australia) Pty. Ltd (Australia)
             Adelaide Flexibles PTY Limited (Australia)
             EN-U Technology PTY Limited (Australia)
             Inter-Arc Industrial Products PTY Limited (Australia)
             Novahose Industrial PTY Limited (Australia)
             Seal-Tite Couplings PTY Limited (Australia)
             Rubicon Industrial PTY Ltd. (Australia)
             WA Industrial Rubber PTY Limited (Australia)
          Imperial Eastman Pty Limited (Australia)
  Lombardini U.S.A., Inc.(Georgia)